Exhibit 99

OTIS REPORTS FIRST QUARTER 2024 RESULTS

Otis continues to deliver mid-single digit organic Service growth and strong margin expansion

•1Q Net sales up 2.7% and organic sales up 3.8% driven by Service net sales up 5.8% with organic sales up 6.5%
•1Q GAAP EPS up 8.9% and adjusted EPS up 10.0% with GAAP operating profit margin expansion of 50 basis points and adjusted operating profit margin expansion of 80 basis points
•1Q New Equipment orders down 10%, backlog down 2%, ~flat at constant currency
•1Q Mod orders up 13%, backlog up 14%, up 15% at constant currency
•Maintenance portfolio units increased 4.1%
•1Q GAAP cash flow from operations of $171 million; adjusted free cash flow of $155 million
•1Q share repurchases of $300 million
•Updated full-year outlook1; increasing adjusted EPS to $3.83 to $3.90 and full year share repurchase target to $1 billion

FARMINGTON, Conn., April 24, 2024 – Otis Worldwide Corporation (NYSE:OTIS) reported first quarter 2024 net sales of $3.4 billion with 3.8% organic growth. GAAP earnings per share (EPS) increased 8.9% to $0.86 and adjusted EPS increased 10.0% to $0.88.

“Otis continues to demonstrate the strength of our Service-driven business model with maintenance portfolio growth above 4% and both year over year and quarter over quarter Service margin expansion,” said Judy Marks, Chair, CEO & President. “In addition, modernization strength continues, including another quarter of orders growth above 10% leading to mid-teens backlog growth and organic sales growth of nearly 10%. After delivering a strong first quarter, we are raising our EPS outlook driven by operational performance and increasing our share repurchase target to $1 billion for the year. With confidence in our long-term strategy, we have raised the quarterly dividend 14.7%, reinforcing our commitment to creating shareholder value.”

Key Figures

($ millions, except per share amounts)	Quarter Ended March 31,
	2024	2023	Y/Y	Y/Y (CFX)
Net sales	$3,437	$3,346	2.7%	3.9%
Organic sales growth				3.8%

GAAP
Operating profit	$544	$513	$31
Operating profit margin	15.8%	15.3%	50 bps
Net income	$353	$331	6.6%
Earnings per share	$0.86	$0.79	8.9%

Adjusted non-GAAP comparison
Operating profit	$561	$518	$43	$50
Operating profit margin	16.3%	15.5%	80 bps
Net income	$361	$335	7.8%
Earnings per share	$0.88	$0.80	10.0%

First quarter net sales of $3.4 billion increased 2.7% versus the prior year. Excluding a 1.2% headwind from foreign exchange, organic sales grew 3.8%.

First quarter GAAP operating profit of $544 million increased $31 million and adjusted operating profit of $561 million increased $43 million at actual currency and $50 million at constant currency, driven by Service. GAAP operating profit margin expanded 50 basis points to 15.8% and adjusted operating profit margin expanded 80 basis points to 16.3%, driven by favorable segment performance and mix.

GAAP EPS of $0.86 increased 8.9% compared to prior year and adjusted EPS of $0.88 increased 10.0% due to strong operational performance.

New Equipment

	Quarter Ended March 31,
($ millions)	2024	2023	Y/Y	Y/Y (CFX)
Net sales	$1,280	$1,307	(2.1)%	(0.5)%
Organic sales				(0.5)%
Segment operating profit	$71	$69	$2	$6
Segment operating profit margin	5.5%	5.3%	20 bps

In the first quarter, net sales of $1.3 billion decreased 2.1% versus the prior year. Excluding a 1.6% headwind from foreign exchange, organic sales were roughly flat as strong performance in the Americas and low single digit growth in EMEA and Asia Pacific was offset by a decline in China.

Segment operating profit of $71 million increased $2 million at actual currency and $6 million at constant currency due to favorable price, productivity, and commodity tailwinds, which offset lower volume and unfavorable mix. Segment operating profit margin expanded 20 basis points to 5.5%.

New Equipment orders were down 10% at constant currency with growth in EMEA and Asia Pacific more than offset by declines in the Americas and China. New Equipment backlog decreased 2% at actual currency and was flat at constant currency in the quarter.

Service

	Quarter Ended March 31,
($ millions)	2024	2023	Y/Y	Y/Y (CFX)
Net sales	$2,157	$2,039	5.8%	6.6%
Organic sales				6.5%
Segment operating profit	$523	$479	$44	$47
Segment operating profit margin	24.2%	23.5%	70 bps

In the first quarter, net sales of $2.2 billion increased 5.8% versus the prior year. Excluding a 0.8% headwind from foreign exchange, organic sales grew 6.5%. Organic maintenance and repair sales increased 5.8% and organic modernization sales increased 9.7%.

Segment operating profit of $523 million increased $44 million at actual currency and $47 million at constant currency due to higher volume, favorable pricing and productivity, which were partially offset by annual wage inflation. Segment operating profit margin expanded 70 basis points to 24.2%.

Cash flow

	Quarter Ended March 31,
($ millions)	2024	2023	Y/Y
Cash flow from operations	$171	$278	$(107)
Free cash flow	$140	$253	$(113)
Adjusted free cash flow	$155	$253	$(98)

First quarter cash from operations of $171 million decreased $107 million, free cash flow of $140 million decreased $113 million and adjusted free cash flow of $155 million decreased $98 million versus prior year driven by an increase in net income more than offset by changes in working capital.

2024 Outlook1
Otis is revising its full year outlook:
•Net sales of $14.5 to $14.8 billion
•Organic sales up 3 to 5%
◦Organic New Equipment sales approximately flat
◦Organic Service sales up 6 to 7%
•Adjusted operating profit of $2.40 to $2.45 billion, up $160 to $190 million at constant currency; up $135 to $175 million at actual currency
•Adjusted EPS of $3.83 to $3.90, up 8 to 10%; adjusted effective tax rate of approximately 25.5%
•Adjusted free cash flow of approximately $1.6 billion

1Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and adjusted free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2.3 billion people a day and maintain approximately 2.3 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 71,000 people strong, including 42,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, and Facebook @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures. Below are our non-GAAP financial measures:

Non-GAAP measure	Definition
Organic sales	Represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items of a non-recurring and/or nonoperational nature ("other significant items"). Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.
Adjusted selling, general and administrative (“SG&A”) expense	Represents SG&A expense (a GAAP measure), excluding restructuring costs and other significant items.
Adjusted operating profit	Represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.
Adjusted net interest expense	Represents net interest expense (a GAAP measure), adjusted for the impacts of non-recurring acquisition related financing costs and related net interest expense pending the completion of a transaction.
Adjusted net income	Represents net income attributable to Otis Worldwide Corporation (a GAAP measure), excluding restructuring costs and other significant items, including related tax effects.
Adjusted earnings per share (“EPS”)
Represents diluted earnings per share attributable to common shareholders (a GAAP measure), adjusted for the per share impact of restructuring and other significant items, including related tax effects.

Adjusted effective tax rate	Represents the effective tax rate (a GAAP measure) adjusted for other significant items and the tax impact of restructuring costs and other significant items.

Constant currency	GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.
Free cash flow
Represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders. Free cash flow should not be considered an alternative to, or more meaningful than, net cash flows provided by operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted free cash flow	Represents cash flow from operations (a GAAP measure) less capital expenditures, adjusted to exclude certain items management believes affect the comparability of operating results. Management believes adjusted free cash flow is a useful measure of liquidity that provides investors additional information regarding the Company’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders. Adjusted free cash flow should not be considered an alternative to, or more meaningful than, net cash flows provided by operating activities, or any other measure of liquidity presented in accordance with GAAP.

Management believes that organic sales, adjusted SG&A, adjusted general corporate expenses and other, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted EPS and the adjusted effective tax rate are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

When we provide our expectations for adjusted net sales, organic sales, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted effective tax rate, adjusted EPS, free cash flow and adjusted free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” "goals" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, research & development spend, restructuring actions (including UpLift), credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions, or statements that relate to climate change and our intent to achieve certain environmental, social and governance targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate and any changes therein, including financial market conditions, fluctuations in commodity prices and other inflationary pressures, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues (including COVID-19 and variants thereof), natural disasters, whether as a result of climate change or otherwise, and the financial condition of Otis’ customers and suppliers; (2) the effect of changes in political conditions in the U.S., including in connection with the results of the 2024 elections or otherwise, and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine, the war between Israel and Hamas, and tensions between the U.S. and China, on general market conditions, commodity costs, global trade policies and related sanctions and export controls, and currency exchange rates in the near term and beyond; (3) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability or costs thereof, including credit market conditions and Otis’ capital structure; (6) the timing and scope of future repurchases of Otis’ common stock, which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of changes in general economic conditions, geopolitical conflicts or otherwise; (8) cost reduction or containment actions, restructuring costs and related savings and other consequences thereof, including with respect to UpLift; (9) new business and investment opportunities; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes and labor inflation in the markets in which Otis and its businesses operate globally; (13) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate; (14) the ability of Otis to retain and hire key personnel; (15)

the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (16) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions in connection with the separation (the “Separation”) of Otis and Carrier Global Corporation ("Carrier") from United Technologies Corporation (now known as RTX Corporation (“RTX”); and (17) our obligations and disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier in connection with the Separation. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statement on Form 10 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended March 31,
	(Unaudited)
(amounts in millions, except per share amounts)	2024	2023
Net Sales	$3,437	$3,346
Costs and Expenses:
Cost of products and services sold	2,409	2,350
Research and development	36	35
Selling, general and administrative	462	455
Total Costs and Expenses	2,907	2,840
Other income (expense), net	14	7
Operating profit	544	513
Non-service pension cost (benefit)	—	—
Interest expense (income), net	44	33
Net income before income taxes	500	480
Income tax expense	126	128
Net income	374	352
Less: Noncontrolling interest in subsidiaries' earnings	21	21
Net income attributable to Otis Worldwide Corporation	$353	$331

Earnings Per Share of Common Stock:
Basic	$0.87	$0.80
Diluted	$0.86	$0.79
Weighted Average Number of Shares Outstanding:
Basic shares	405.2	414.3
Diluted Shares	408.1	417.8

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2024	2023
Net Sales
New Equipment	$1,280	$1,307
Service	2,157	2,039
Total Net Sales	$3,437	$3,346

Operating Profit
New Equipment	$71	$69
Service	523	479
Total segment operating profit	594	548
Corporate and Unallocated	(50)	(35)
Total Otis GAAP Operating Profit	544	513
UpLift restructuring	1	—
Other restructuring	19	5
UpLift transformation costs	12	—
Separation-related reserve adjustment	(15)	—
Total Otis Adjusted Operating Profit	$561	$518
Reported Total Operating Profit Margin	15.8%	15.3%
Adjusted Total Operating Profit Margin	16.3%	15.5%

Otis discloses segment operating profit as its measure of segment performance, reconciled to total Otis operating profit. Segment operating profit exclude certain expenses and income that are not allocated to segments (as described above as "Corporate and Unallocated").

Effective in the first quarter of 2024, the measure of segment performance used by Otis' Chief Operating Decision Maker ("CODM") changed and, as a result, Otis' disclosed measure of segment performance (segment operating profit) was updated. The change to segment operating profit aligns with the update to how the CODM assesses performance and allocates resources for the Company's segments, and therefore is our measure of segment profitability.

As a result of the change, restructuring costs and other items not allocated to the operating segments are presented as part of Corporate and Unallocated. The financial information presented herein reflects the impact of the measure of segment performance change for all periods presented.

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions, except per share amounts)	2024	2023
Adjusted Operating Profit	$561	$518
Net interest expense	44	33
Adjusted income from operations before income taxes	517	485
Income tax expense	126	128
Tax impact on restructuring and non-recurring items	9	1
Adjusted net income from operations	382	356
Noncontrolling interest	21	21
Adjusted net income attributable to common shareholders	$361	$335

GAAP net income attributable to common shareholders	$353	$331
UpLift restructuring	1	—
Other restructuring	19	5
UpLift transformation costs	12	—
Separation-related reserve adjustment	(15)	—
Tax effects of restructuring, non-recurring items and other adjustments	(9)	(1)
Adjusted net income attributable to common shareholders	$361	$335

Diluted Earnings Per Share	$0.86	$0.79
Impact to diluted earnings per share	0.02	0.01
Adjusted Earnings Per Share	$0.88	$0.80

Effective Tax Rate	25.2%	26.7%
Impact of adjustments on effective tax rate	0.8%	(0.1)%
Adjusted Effective Tax Rate	26.0%	26.6%

Otis Worldwide Corporation
Components of Changes in Net Sales

Quarter Ended March 31, 2024 Compared with Quarter Ended March 31, 2023

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	(0.5)%	(1.6)%	—%	(2.1)%
Service	6.5%	(0.8)%	0.1%	5.8%
Maintenance and Repair	5.8%	(0.7)%	0.2%	5.3%
Modernization	9.7%	(1.6)%	—%	8.1%
Total Net Sales	3.8%	(1.2)%	0.1%	2.7%

Components of Changes in New Equipment Backlog

March 31, 2024
Y/Y Growth %
New Equipment Backlog increase at actual currency	(2)%
Foreign exchange impact to New Equipment Backlog	2%
New Equipment Backlog increase at constant currency	—%

Components of Changes in Modernization Backlog

March 31, 2024
Y/Y Growth %
Modernization Backlog increase at actual currency	14%
Foreign exchange impact to Modernization Backlog	1%
Modernization Backlog increase at constant currency	15%

Otis Worldwide Corporation
Reconciliation of Segment and Total Adjusted Operating Profit at Constant Currency

Quarter Ended March 31, 2024 Compared with Quarter Ended March 31, 2023

(dollars in millions)	2024	2023	Y/Y

New Equipment
Segment Operating Profit	$71	$69	$2
Impact of foreign exchange	4	—	4
Segment Operating Profit at constant currency	$75	$69	$6

Service
Segment Operating Profit	$523	$479	$44
Impact of foreign exchange	3	—	3
Segment Operating Profit at constant currency	$526	$479	$47

Otis Consolidated
Adjusted Operating Profit	$561	$518	$43
Impact of foreign exchange	7	—	7
Adjusted Operating Profit at constant currency	$568	$518	$50

Otis Worldwide Corporation
Condensed Consolidated Balance Sheet

	March 31, 2024	December 31, 2023
(amounts in millions)	(Unaudited)
Assets
Cash and cash equivalents	$884	$1,274
Accounts receivable, net	3,654	3,538
Contract assets	716	717
Inventories	593	612
Other current assets	291	259
Total Current Assets	6,138	6,400
Future income tax benefits	303	323
Fixed assets, net	713	727
Operating lease right-of-use assets	405	416
Intangible assets, net	343	335
Goodwill	1,575	1,588
Other assets	314	328
Total Assets	$9,791	$10,117

Liabilities and Equity (Deficit)
Short-term borrowings and current portion of long-term debt	$35	$32
Accounts payable	1,641	1,878
Accrued liabilities	1,691	1,873
Contract liabilities	2,951	2,696
Total Current Liabilities	6,318	6,479
Long-term debt	6,846	6,866
Future pension and postretirement benefit obligations	452	462
Operating lease liabilities	284	292
Future income tax obligations	255	245
Other long-term liabilities	452	493
Total Liabilities	14,607	14,837

Redeemable noncontrolling interest	124	135
Shareholders' Equity (Deficit):
Common Stock and additional paid-in capital	210	213
Treasury Stock	(2,684)	(2,382)
Accumulated deficit	(1,794)	(2,005)
Accumulated other comprehensive income (loss)	(756)	(750)
Total Shareholders' Equity (Deficit)	(5,024)	(4,924)
Noncontrolling interest	84	69
Total Equity (Deficit)	(4,940)	(4,855)
Total Liabilities and Equity (Deficit)	$9,791	$10,117

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2024	2023
Operating Activities:
Net income from operations	$374	$352
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	44	47
Deferred income tax expense (benefit)	16	(2)
Stock compensation cost	16	15
Change in:
Accounts receivable, net	(162)	14
Contract assets and liabilities, current	275	263
Inventories	9	(20)
Other current assets	(24)	(12)
Accounts payable	(217)	(218)
Accrued liabilities	(142)	(155)
Pension contributions	(12)	(14)
Other operating activities, net	(6)	8
Net cash flows provided by (used in) operating activities	171	278
Investing Activities:
Capital expenditures	(31)	(25)
Acquisitions of businesses and intangible assets, net of cash	(30)	(16)
Other investing activities, net	(18)	20
Net cash flows provided by (used in) investing activities	(79)	(21)
Financing Activities:
Increase (decrease) in short-term borrowings, net	3	(32)
Dividends paid on Common Stock	(138)	(120)
Repurchases of Common Stock	(300)	(175)
Dividends paid to noncontrolling interest	(9)	(9)
Acquisition of noncontrolling interest shares	(4)	—
Other financing activities, net	(19)	(5)
Net cash flows provided by (used in) financing activities	(467)	(341)
Summary of Activity:
Net cash provided by operating activities	171	278
Net cash provided by (used in) investing activities	(79)	(21)
Net cash provided by (used in) financing activities	(467)	(341)
Effect of exchange rate changes on cash and cash equivalents	(18)	10
Net increase (decrease) in cash, cash equivalents and restricted cash	(393)	(74)
Cash, cash equivalents and restricted cash, beginning of period	1,280	1,195
Cash, cash equivalents and restricted cash, end of period	887	1,121
Less: Restricted cash	3	4
Cash and cash equivalents, end of period	$884	$1,117

Otis Worldwide Corporation
Adjusted Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2024	2023
Net cash flows provided by operating activities (GAAP)	$171	$278
Capital expenditures	(31)	(25)
Free cash flow (Non-GAAP)	140	253
Adjustments for:
UpLift restructuring payments	7	—
UpLift transformation payments	8	—
Adjusted free cash flow (Non-GAAP)	$155	$253